Exhibit 3.3

Amended and Restated Bylaws, as Amended

of

Visa Inc.

Article I

Corporate Offices

Section 1.1    Registered Office.

The registered office of Visa Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

The name of the registered agent of the Corporation at such location is The Corporation Trust Company.

Section 1.2    Other Offices.

The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

Article II

Meetings of the Stockholders

Section 2.1    Location of Meetings.

Meetings of stockholders shall be held at any place within or outside the State of Delaware, designated by the Board. In the absence of any such designation, stockholders’ meetings shall be held at the corporate headquarters of the Corporation.

Section 2.2    Notice of Stockholders’ Meetings.

(a)        Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting.

(b)        Notices shall be deemed given (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the record of stockholders of the Corporation; (ii) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (iii) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder consented to receive such notice; (iv) if by posting on an electronic network (such as a website or chatroom) together with

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a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting or (B) the giving of the separate notice of such posting; or (v) if by any other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder. For notice given by electronic transmission to a stockholder to be effective, such stockholder must consent to the Corporation’s giving notice by that particular form of electronic transmission. A stockholder may revoke consent to receive notice by electronic transmission by written notice to the Corporation. A stockholder’s consent to notice by electronic transmission is automatically revoked if the Corporation is unable to deliver two consecutive electronic transmission notices and such inability becomes known to the Secretary or the Assistant Secretary of the Corporation, the transfer agent or other person responsible for giving notice.

Section 2.3    Annual Meetings.

(a)        Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At each annual meeting, the stockholders shall elect directors and shall transact only such other business as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (including the nominations of persons for election to the Board and any other business to be considered by the stockholders) must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by any stockholder of record of the Corporation, who is entitled to vote at a meeting, in accordance with this Section 2.3, Section 2.5 and Section 2.6.

(b)        For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 2.3, the stockholder must have given timely notice of such nominations or other business in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action in accordance with Section 2.5 and Section 2.6 hereof. In no event shall (i) the fact that the Board has specified the consideration of nominees for directors in its notice of meeting be sufficient to give notice of any nomination or comply with the notice requirements of these By-Laws relating to stockholder notice with respect to any stockholder nominee, unless such nominee is specifically named in the notice of meeting circulated by the Corporation, or (ii) the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder notice.

(c)        For purposes of this Section 2.3, Section 2.4 and Section 2.5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act, by posting on the Corporation’s website or by other means designed to result in broad public distribution of information.

(d)        Notwithstanding anything to the contrary set forth herein, any stockholder seeking to bring any nomination for election as a director or other business before any annual meeting must comply with the requirements of Section 2.5 and Section 2.6 whether or not such stockholder intends to request inclusion of such proposal in any proxy materials to be distributed by the Corporation.

Section 2.4    Special Meetings of Stockholders.

(a)        Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by or at the direction of the Board, the Chairperson of the Board or the Chief Executive Officer of the Corporation. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

(b)        Unless otherwise required by law, written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) calendar days before the date of the meeting, to each stockholder entitled to vote at such meeting.

(c)        Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board or (ii) provided that the Board has specified in its notice of meeting that directors shall be elected at such meeting, by any stockholder of the Corporation who provides a timely stockholder notice to the Secretary of the Corporation that complies with the notice procedures set forth in Section 2.5. In no event shall (i) the fact that the Board has specified the consideration of nominees for directors in its notice of meeting be sufficient to give notice of any nomination or comply with the notice requirements of these By-Laws relating to stockholder notice with respect to any stockholder nominee, unless such nominee is specifically named in the notice of meeting circulated by the Corporation, or (ii) the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder notice as described in Section 2.5 and Section 2.6.

(d)        Notwithstanding anything to the contrary set forth herein, any stockholder seeking to bring any nomination for election as a director or other business before any special meeting must comply with the requirements of Section 2.5 and Section 2.6 whether or not such stockholder intends to request inclusion of such proposal in any proxy materials to be distributed by the Corporation.

Section 2.5    Stockholder Notice Requirements.

(a)        At any annual or special meeting of the stockholders, (i) nominations for the election of directors and (ii) business to be brought before any such stockholders’ meeting may only be made or proposed (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this By-Law, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in these By-Laws of the Corporation (the “By-Laws”).

(b)        Any stockholder may nominate one or more persons for election as directors at a stockholders’ meeting or propose business to be brought before a stockholders’ meeting, or both, pursuant to Section 2.5(a) of these By-Laws, only if the stockholder has given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the stockholders’ meeting; provided, however, that if less than one hundred (100) days’ notice or other prior public disclosure of the date of the meeting is given or made to the

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stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or other public disclosure was made. To be in proper written form a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:

(i)        a brief description of the business proposed and/or persons nominated, as applicable, and the reasons for proposing such business or making such nomination;

(ii)        the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business or making such nomination, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

(iii)        the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made;

(iv)        with respect to any nomination, (A) a description of all arrangements and understandings (whether or not in writing) between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made, (B) the name, age, business address and residence address of such nominee, (C) the class, series and number of shares of capital stock of the Corporation owned beneficially and of record by such nominee and (D) the written consent of the proposed nominee to being named in the solicitation material and to serving as a director if elected;

(v)        a description of any negotiations, transactions or contacts during the past two years between the stockholder or its affiliates and any other person (including the identity of such other person) concerning any take-over bid, tender offer, exchange offer, merger, consolidation, business combination, recapitalization, restructuring, liquidation, dissolution, distribution, stock purchase or other extraordinary transaction involving the Corporation or any of its subsidiaries or the assets or securities of the Corporation or any of its subsidiaries;

(vi)        a description of any negotiations, transactions or contacts during the past two years between the stockholder or its affiliates and any other person (including the identity of such other person) concerning any solicitation of proxies or consents from stockholders, any stockholder proposal, the election, removal or appointment of directors or executive officers of the Corporation or any of its subsidiaries or the policies, affairs or strategy of the Corporation or any of its subsidiaries; and

(vii)        such other information regarding each nominee or matter of business to be proposed as would be required to be included in solicitations of proxies, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

(c)        Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any stockholders’ meeting and no stockholder may nominate any person for election at any stockholders’ meeting except in accordance with the procedures set forth in this Section 2.5. The Chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed business and/or any proposed nomination for election as director was not properly brought or made before the meeting or made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and any such proposed business or proposed nomination for election as director not properly brought before the meeting or made shall not be transacted or considered.

(d)        The provisions set forth in this Section 2.5 may not be repealed or amended in any respect or in any manner, including by any merger or consolidation of the Corporation with any other corporation, unless the surviving corporation’s Certificate of Incorporation or By-Laws contains a provision to the same effect as this Section 2.5, except by the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of Common Stock of the Corporation entitled to vote thereon, subject to the provisions of any series of preferred stock that may at the time be outstanding.

(e)        The provisions of this Section 2.5 shall not be applicable to the nomination or election of any Regional Director (as defined in the Certificate of Incorporation) the nomination and election of which shall be determined as provided in Article V of the Certificate of Incorporation.

Section 2.6    Information Regarding Derivative Positions and Other Interests.

Any stockholder nominating one or more persons for election as directors or proposing business to be brought before a stockholders’ meeting, or both, and any beneficial owner, if any, on whose behalf the nomination or proposal is made, must upon the Corporation’s request provide in writing to the Secretary the following information with respect to such stockholder and beneficial owner, if any: any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Company; any short interest in any security of the Corporation (for purposes of this By-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner, if any, may be entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s, if any, immediate family sharing the same household.

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Section 2.7    Compliance with Exchange Act.

Notwithstanding the provisions of Sections 2.3, Section 2.4, Section 2.5 and Section 2.6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Sections 2.3, Section 2.4, Section 2.5 and Section 2.6. Nothing in this Section 2.7 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation of the Corporation, in a resolution for the issuance of shares of preferred stock in one or more series and by filing a certificate pursuant to the applicable law of the State of Delaware or by other applicable law.

Section 2.8    Quorum, Adjournment.

The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation; but if at any meeting of stockholders there shall be less than a quorum present, the chairperson of the meeting or the stockholders present may, to the extent permitted by law, adjourn the meeting from time to time without further notice other than announcement at the meeting of the date, time and place, if any, of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) calendar days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Notwithstanding the foregoing, where a separate vote by a class or series is required, holders of a majority of the outstanding shares of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

Section 2.9    Voting Procedures and Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by (i) a written proxy, signed by the stockholder and filed with the Secretary of the Corporation, or (ii) transmitting or authorizing the transmission of a message by email or other electronic means to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission in accordance with the provisions of Section 212(c)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, email or other electronic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the DGCL. Unless otherwise provided by the Certificate of Incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board as provided in Section 2.11 hereof.

Section 2.10    Required Vote.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote thereon shall decide any question brought before such meeting, unless otherwise provided by the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation or applicable law or regulation. Notwithstanding the foregoing, where a separate vote by class or series is required and a quorum is present, the affirmative vote of a majority of the voting power of the stock of such class or series entitled to vote shall be the act of such class or series, unless otherwise provided by the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation or applicable law or regulation.

Section 2.11    Record Date.

In order that the Corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) entitled to receive payment of any dividend or other distribution or allotment of any rights or (c) entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than determining the stockholders entitled to act by written consent, which is governed by Section 2.12 hereof), the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date (i) in the case of clause (a) above, shall not be more than sixty (60) nor less than ten (10) calendar days before the date of such meeting and (ii) in the case of clause (b) and (c) above, shall not be more than sixty (60) calendar days prior to such action. If for any reason the Board shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law. Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date so fixed or determined.

Section 2.12    Stockholder Action by Written Consent.

Any action required or permitted to be taken by the holders of Common Stock must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Section 2.13    List of Stockholders Entitled to Vote.

The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least ten (10) calendar days before every meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) calendar days prior to the meeting in the manner provided by law (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during regular business hours at the Corporation’s principal place of business. The list must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders

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entitled to examine the list of stockholders required by this Section or to vote in person or in proxy at any meeting of stockholders.

Section 2.14    Chairperson of the Meeting.

Unless otherwise determined by the Board, one of the following shall act as chairperson of the meeting and preside thereat, in the following order of precedence: (a) the Chairperson of the Board (if any); (b) the Chief Executive Officer; (c) the Lead Director, (d) the President; or (e) any member of the Board or officer of the Corporation present at such meeting designated to act as chairperson of such meeting and preside thereat by the Chief Executive Officer (or if no such designated has been made, by the members of the Board present at such meeting).

Section 2.15    Secretary of the Meeting.

Unless otherwise determined by the Board, at each meeting of the stockholders, the Secretary of the Corporation or his or her designee shall act as secretary of the meeting and keep the minutes thereof. In the absence of the Secretary (and any designee of the Secretary) or if such office shall be vacant, the chairperson of the meeting shall appoint a person to act as secretary of the meeting and keep the minutes thereof.

Section 2.16    Inspectors of Elections.

(a)        Preceding any meeting of the stockholders, the Corporation shall appoint one or more persons to act as inspectors at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. In the event no inspector or alternate inspector is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Inspectors need not be stockholders. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

(b)        In addition to the duties prescribed by applicable law, the inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspector.

(c)        In determining the shares represented and the validity and counting of proxies and ballots, each inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 211(e) or Section 212(c)(2) of the DGCL, any information provided pursuant to Section 211(a)(2) of the DGCL, ballots, and the regular books and records of the Corporation, except that each inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If any inspector considers other reliable information for the limited purpose permitted by this paragraph, such inspector, at the time of the making of his or her certification referred to in paragraph (a) of this Section 2.16, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for such inspector’s belief that such information is accurate and reliable.

(d)        The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants.

Article III

Directors

Section 3.1    General Powers.

The business and affairs of the Corporation shall be managed by or under the direction of its Board. In addition to the powers and authorities expressly conferred upon it by these By-Laws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders. Except as otherwise provided by law, these By-Laws or by the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. Directors need not be stockholders.

Section 3.2    Number.

The number of Directors comprising the full Board shall, subject to applicable provisions of the Certificate of Incorporation, be determined exclusively by the Board from time to time by resolution adopted by the Board.

Section 3.3    Election.

Except as hereinafter provided with respect to Contested Elections and except as hereinafter provided for the filling of vacancies and newly created directorships, each

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nominee shall be elected by a vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present. At any Contested Election, the directors shall be elected by the vote of a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast against that director. For purposes of these By-Laws, an election shall be deemed a “Contested Election” if the Secretary of the Corporation has received one or more notices that a stockholder or stockholders intend to nominate a person or persons for election to the Board, which notice(s) purport to be in compliance with Section 2.5 of these By-Laws and less than all such nominations have been withdrawn by the proposing stockholder(s) on or prior to the fourteenth day preceding the date the Corporation first mails its notice of meeting for such meeting to its stockholders (regardless of whether all such nominations are subsequently withdrawn and regardless of whether the Board determines that any such notice is not in compliance with Section 2.5 of these By-Laws.

Section 3.4    Vacancies.

Subject to the Certificate of Incorporation and these By-Laws, unless otherwise required by law, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office for a term as set forth in the Certificate of Incorporation. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Section 3.5    Committees.

(a)        The Board may designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors of the Corporation as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(b)        In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(c)        Any such committee, to the extent permitted by law and provided in the resolution of the Board or in these By-Laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided, however, that no such committee shall have the power and authority (i) to approve or adopt, or recommend to the stockholders, any action or matter (other than, with respect to the power and authority to recommend, the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any By-Laws of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

(d)        Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 3.6    Reliance on Records.

A member of the Board, or a member of any committee designated by the Board, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.

Section 3.7    Compensation.

Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed for their expenses, if any, of attendance at each meeting of the Board or each meeting of a committee of the Board, and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.8    Lead Director.

(a)        The Board shall elect one of the Independent Directors to serve as the lead director (the “Lead Director”) having the duties and responsibilities set forth in this Section 3.8 and as otherwise determined by the Board of Directors from time to time. The Lead Director shall be elected to a term commencing upon his or her election by the Board and ending on the date that is one year after such election, or upon his or her earlier death, resignation, removal or disqualification as an Independent Director.

(b)        In addition to his or her responsibilities as a Director, the Lead Director shall be responsible for: (i) chairing executive sessions where non-management directors meet either before or after regularly scheduled Board meetings and, as appropriate, providing prompt feedback to the Chairperson of the Board and the Chief Executive Officer, (ii) calling, setting the agenda for and chairing periodic executive sessions and meetings of the Independent Directors and reporting accordingly to the full Board, (iii) chairing Board meetings in the absence of the Chairperson of the Board and the Chief Executive Officer or when it is deemed appropriate arising from the Chairperson and Chief Executive Officer’s management role, (iv) providing feedback to the Chairperson and Chief Executive Officer on corporate and Board policies and strategies and, when requested by the Board, acting as a liaison between the Board and the Chief Executive Officer, (v) facilitating one-on-one communication between directors and committee chairs and the Chairperson and Chief Executive Officer and other senior managers to keep abreast of their perspectives, (vi) in concert with the Chairperson and Chief Executive Officer, advising on the agenda and schedule for Board meetings and strategic planning sessions based on input from directors, (vii) providing advance feedback on background materials and resources necessary or desirable to assist them in carrying out their responsibilities, and reviewing board materials and background papers in advance of Board

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meetings, ( viii ) interviewing potential candidates for election to the Board, (x) holding one-on-one discussions with individual directors when the Board so requests, (xi) overseeing the evaluation of individual members of the Board and of the Chief Executive Officer, (xii) carrying out such other duties as are requested by the Board or any of its committees from time to time.

Article IV

Meetings of the Board of Directors

Section 4.1    General.

The Board may hold meetings, both regular and special, either within or without the State of Delaware. Meetings of the Board shall be presided over by a Chairperson, who shall at all times not be one of the directors representing regional financial institution interests as set forth in Article 5.1(b) of the Certificate of Incorporation.

Section 4.2    Regular Meetings.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 4.3    Special Meetings.

Special meetings of the Board for any purpose or purposes may be called by the Chairperson of the Board or the Chief Executive Officer or the President on twenty-four (24) hours’ notice to each director either personally or by telephone, telegram, facsimile or electronic mail; special meetings shall be called by the Chief Executive Officer or the President or Secretary in like manner and on like notice on the written request of a majority of the Board.

Section 4.4    Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, or a waiver thereof by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.

Section 4.5    Quorum.

At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.6    Board Action by Written Consent without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.7    Telephonic Meetings.

Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Article V

Officers

Section 5.1    Officers.

The officers of the Corporation shall include a President, a Treasurer and a Secretary, and may include a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer and such other officers appointed from time to time by the Board or the Chief Executive Officer or President in accordance with Section 5.2. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide. Such officers shall be elected or appointed from time to time as provided in Section 5.2 of these By-Laws, to hold office until their respective successors shall have been duly elected and qualified, or until death, disqualification, resignation or removal.

Section 5.2    Other Officers.

The Board may from time to time elect or appoint, or empower the Chief Executive Officer or the President to appoint, such officers and agents, as may be necessary or desirable for the conduct of the business of the Corporation. In addition to any duties specified in these By-laws, such officers and agents shall have such duties and shall hold their offices for such terms as shall be prescribed by the Board or the appointing officer in connection with their appointment.

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Section 5.3    Removal and Resignation of Officers; Filling Vacancies.

(a)        Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or by the Chief Executive Officer or any superior officer upon whom such power of removal may be conferred by the Board or the Chief Executive Officer.

(b)        Any officer may resign at any time by giving notice in writing or by electronic transmission to the Corporation. Any resignation shall take effect on the date of delivery of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5.4    Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or, except in the case of an officer chosen by the Board, the Chief Executive Officer or the President of the Corporation.

Section 5.5    Compensation.

The compensation of all officers of the Corporation shall be fixed by the Board or any committee established by the Board for such purpose. The compensation of agents of the Corporation shall, unless fixed by the Board, be fixed by the Chief Executive Officer or his delegate.

Section 5.6    Security.

The Board may require any officer, agent or employee of the Corporation to provide security for the faithful performance of such officer’s, agent’s or employee’s duties, in such amount and of such character as may be determined from time to time by the Board.

Section 5.7    Chairperson of the Board.

The Board shall select a Chairperson of the Board who shall be subject to the control of the Board and shall preside at all meetings of the Board. The Chairperson of the Board shall have and perform such other duties, and exercise such powers, as from time to time may be assigned to him by the Board or these By-Laws.

Section 5.8    Chief Executive Officer.

The Board shall select a Chief Executive Officer of the Corporation who shall be subject to the supervision of the Board. The Chief Executive Officer shall (i) be primarily responsible for the entire business and affairs of the Corporation and for implementing the policies and directives of the Board, (ii) preside at all meetings of the Board during the absence or disability of the Chairperson of the Board, (iii) have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation’s business, and (iv) perform such other duties as from time to time may be assigned by the Board.

Section 5.9    President.

The President shall (i) be primarily responsible for the general management of the business of the Corporation and for implementing the policies and directives of the Board during the absence or disability of the Chairperson of the Board, and the Co-Chairperson if applicable, and the Chief Executive Officer, (ii) have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation’s business and (iii) perform such other duties as from time to time may be assigned by the Chief Executive Officer or the Board.

Section 5.10    Chief Operating Officer.

The Chief Operating Officer shall perform such duties and shall have such powers as may from time to time be assigned to him or her by the Board, the Chief Executive Officer or the President. In addition, subject to the powers and authority of the Board or any duly authorized committee thereof, the Chief Operating Officer shall perform such duties and have such powers as are incident to the office of chief operating officer, including without limitation, the duty and power to execute strategies developed by the management of the Corporation on a day-to-day basis, to set forth the Corporation’s objectives and long term goals and work with the Chief Executive Officer and management to advance the Corporation in its industry.

Section 5.11    Secretary.

The Secretary or his or her designee shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board and shall cause such records to be kept in a book kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board. He or she shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his/her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his/her signature. The Secretary shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board or the Chief Executive Officer.

Section 5.12    Assistant Secretary.

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his/her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board or these By-Laws may from time to time prescribe.

Section 5.13    Chief Financial Officer.

The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him or her by the Board, the Chief Executive

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Officer or the President. In addition, subject to the powers and authority of the Board or any duly authorized committee thereof, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of chief financial officer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to maintain the financial and accounting records of the Corporation, to deposit funds of the Corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board accounts of all such transactions and of the financial condition of the Corporation.

Section 5.14    Treasurer.

The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him or her by the Board, the Chief Executive Officer or the President. In addition, subject to the powers and authority of the Board or any duly authorized committee thereof, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to maintain the financial records of the Corporation, to deposit funds of the Corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board accounts of all such transactions and of the financial condition of the Corporation.

Section 5.15    Execution of Bonds, Mortgages and other Contracts.

The Chief Executive Officer, the Chief Financial Officer, the President, the Chief Operating Officer, the Secretary or any other officer so authorized by the Board, the Chief Executive Officer or the President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

Article VI

Certificates of Stock

Section 6.1    Certificates of Stock.

(a)        The shares of capital stock of the Corporation shall be represented by certificates; provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of record of stock in the Corporation that is represented by certificates shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairperson of the Board, Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.

(b)        Any of or all the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.2    Lost Certificates.

The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of an affidavit of owner or owners of such certificate, setting forth such allegation. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.3    Transfer of Stock.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertified stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on the certificate pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL. Subject to provisions of the Certificate of Incorporation and these By-Laws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation. For so long as required by the rules of any exchange upon which the securities of the Corporation may be listed or traded, the Corporation shall not close, and shall not permit to be closed, the transfer books on which transfers of such securities are recorded.

Section 6.4    Registered Stockholders.

To the fullest extent permitted by law, prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owners of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests, except as expressly provided by applicable law. Whenever any transfer of shares of capital stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertified shares are requested to be transferred, both the transferor and transferee request the Corporation do so.

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Article VII

General Provisions

Section 7.1    Dividends.

(a)        Subject to any applicable provisions of law and the Certificate of Incorporation or any resolution or resolutions adopted by the Board pursuant to authority expressly vested in it by the Certificate of Incorporation and Section 151 of the DGCL, the Board may, at any regular or special meeting of the Board, out of funds legally available therefor, declare dividends upon the capital stock of the Corporation, and any such dividend may be paid in cash, property, or shares of the Corporation’s stock.

(b)        Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.2    Corporate Books.

The books of the Corporation may be kept inside or outside of the State of Delaware at such place or places as the Board may from time to time determine.

Section 7.3    Checks.

Except as otherwise provided herein, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

Section 7.4    Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 7.5    Corporate Seal.

The Board may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.6    Section Headings.

Section headings in these By-Laws are for convenience of reference only and shall not be given any substantive effect in limiting or construing any provision herein.

Section 7.7    Inconsistent Provisions.

In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provisions of these By-Laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 7.8    Defined Terms.

Capitalized terms used and not otherwise defined in these By-Laws shall have their respective meanings as defined in the Certificate of Incorporation.

Article VIII

Amendments

Section 8.1    Amendment of By-Laws.

In furtherance and not in limitation of the powers conferred by the DGCL and subject to the provisions of the Certificate of Incorporation and Section 2.5(d), the Board is expressly authorized to make, adopt, amend, supplement and repeal these By-Laws, without the assent or vote of the stockholders, in any manner not inconsistent with the DGCL or the Certificate of Incorporation. The stockholders shall also have the power to adopt, amend, supplement or repeal these By-Laws.

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